FOR IMMEDIATE RELEASE                                                             EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Contact: Jim Raabe (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT ANNOUNCES ADDITIONAL COST
REDUCTION INITIATIVES
Company Implements Workforce Reductions; Halts SAP Implementation

MINNEAPOLIS – (Dec. 16, 2008) – Select Comfort Corporation (NASDAQ: SCSS), the nation’s leading bed retailer and creator of the SLEEP NUMBER® bed, today announced a series of cost reduction initiatives in response to a further slowing of sales after Thanksgiving and in anticipation of continued macro-economic challenges in 2009.

Actions being taken include a workforce reduction of approximately 120 positions within headquarters, or approximately 22 percent of the corporate workforce, which includes general and administrative and customer service positions. In addition, the company will immediately cease all activities associated with the implementation of SAP®-based IT applications.

The cumulative benefit from these initiatives, as well as additional actions currently being explored, is expected to be approximately $15 million on an annualized basis, beginning in the first quarter of 2009.  The company expects to incur a charge of approximately $35 million in the fourth quarter of 2008, which is primarily asset impairments with approximately $4.0 million of severance and other cash costs.

“During the course of the year, we’ve navigated through an extremely difficult macro-economic environment by focusing on reducing our cost structure and improving product margins,” explained Bill McLaughlin, president and CEO, Select Comfort Corporation. “We expect these macro-economic challenges to continue and possibly worsen in 2009. Therefore, we’ve taken additional actions to better align our cost and cash structure with our 2009 outlook for the economy.”

As communicated during the third quarter earnings announcement, the company is on track to close approximately 20 stores during the first quarter of 2009. The company will continue to examine its store base and expects to close additional stores throughout 2009; and the company is assessing supplemental opportunities across all functions to reduce overall cost structure.

About Select Comfort Corporation
Founded more than 20 years ago, Select Comfort Corporation is the nation’s leading bed retailer(1). Based in Minneapolis, the company designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep
Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its more than 470 company-owned stores located across the United States; select bedding retailers; direct marketing operations; and online at www.sleepnumber.com.

Forward-Looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends; uncertainties arising from global events; consumer confidence; effectiveness of our advertising and promotional efforts; our ability to fund our operations through cash flow from operations or availability under our bank line of credit or other sources, and the cost of credit or other capital resources necessary to finance operations; the risk of non-compliance with financial covenants under our bank line of credit, and the potential need to obtain additional capital through the issuance of debt or equity securities; our ability to attract and retain qualified sales professionals and other key employees; consumer acceptance of our products, product quality, innovation and brand image; our ability to continue to expand and improve our product line; industry competition; warranty expenses; risks of pending litigation; our dependence on significant suppliers, and the vulnerability of any suppliers to commodity shortages, inflationary pressures, labor negotiations, liquidity concerns or other factors; rising commodity costs; the capability of our information systems to meet our business requirements and our ability to maintain our systems on a cost-effective basis without disruptions to our business; and increasing government regulations, including new flammability standards for the bedding industry, which have added product cost pressures and have required implementation of systems and manufacturing process changes to ensure compliance. Additional information concerning these and other risks and uncertainties is contained in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

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(1) Top 25 Bedding Retailers, Furniture/Today, August 2008.